UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2012

THE WASHINGTON POST COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1150 15th Street, N.W. Washington, D.C.		20071
(Address of principal executive offices)		(Zip Code)

(202) 334-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(d) Election of Directors

On September 13, 2012, David Goldberg was elected to the Board of Directors of The Washington Post Company.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1 Press release dated September 13, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Washington Post Company

(Registrant)

Date September 13, 2012                                                      /s/       Veronica Dillon

 Veronica Dillon

Senior Vice President,

Secretary and General Counsel

Exhibit Index

Exhibit 99.1   Press release dated September 13, 2012

Dave Goldberg Elected a Director of

The Washington Post Company

WASHINGTON—September 13, 2012—The Washington Post Company (NYSE: WPO) announced today that Dave Goldberg has been elected to the Board of Directors.  His election increases the Company’s board to 11 members.

Goldberg is chief executive officer of SurveyMonkey, which he joined in April 2009.  He has been a successful entrepreneur, venture capitalist, and technology and music industry executive, and has run—and successfully grown—several online consumer businesses.

Donald E. Graham, chairman and chief executive officer of The Washington Post Company, said: “Dave Goldberg is one of the wisest advisers and business people in Silicon Valley.  We’re lucky to have him join the board.”

In 1994, Goldberg founded LAUNCH Media Inc., which delivered music and music-related content online, and led the company through its acquisition by Yahoo! in 2001.  Following the sale, he served as vice president and general manager of Yahoo! Music, where he led the company’s global music operations and built it into the Internet’s most popular music destination.  In 2006, Goldberg was named one of Billboard Magazine’s top power players in digital music.  Recently, he served as an entrepreneur-in-residence with Benchmark Capital, where he evaluated investment opportunities for the firm and advised portfolio companies.  Earlier in his career, he was director of marketing strategy and new business development at Capitol Records.

Goldberg serves on the Board of Directors of Ancestry.com and Dashbox.  He graduated magna cum laude from Harvard University with a BA in history and government.

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Contact: Rima Calderon

calderonr@washpost.com

(202) 334-6617